UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2018 (March 19, 2018)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1 Zhongying Commercial Plaza,

Zhong Ying Road,

Wujiang, Suzhou,

Jiangsu Province, China

 (Address of Principal Executive Offices)

(86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Resignation of Mingjie Zhao

On March 19, 2018, Mr. Mingjie Zhao resigned from his positions as Chief Executive Officer (“CEO”), President and a director of China Commercial Credit, Inc. (the “Company”) effective immediately. Mr. Zhao’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Chenguang Kang

Effective March 19, 2018, the Company’s board of directors (the “Board”) appointed Mr. Chenguang Kang as CEO and President of the Company and elected him as a director of the Board of to fill the vacancy created by the resignation of Mr. Zhao.

The biographical information of Mr. Kang is set forth below.

Mr. Chenguang Kang was the co-founder and the general manager of Beijing Supersfun Science and Technology Limited Company, a company in automotive financial services and loans service for small micro enterprises since July 2014. From December 2012 to June 2014, Mr. Kang served as the vice president of operation at Beijing Covigor Science and Technology Limited Company, a company in live platform business. From August 2011 to November 2012, Mr. Kang served as a city manager at Nuomi.com. Mr. Kang held a Bachelor degree in Vocal Music from Bohai University. Mr. Kang’s abundant internet auto financial platform operation experience, business aptitude and management ability qualified him as a director of the Company.

Mr. Kang does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Kang also entered into an executive employment agreement (the “Employment Agreement”) with the Company, which sets his annual compensation at $50,000 and establishes other terms and conditions governing his service to the Company. The Employment Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

10.1	Employment Agreement, dated March 22 , 2018 by and between the Company and Chenguang Kang

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: March 22, 2018	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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